EXHIBIT 99.1

NEWS	Contact: Jeremy Thigpen (713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

ALL-TIME RECORD BACKLOG AND SECOND QUARTER 2013 EARNINGS

HOUSTON, TX, July 30, 2013 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its second quarter ended June 30, 2013 it earned net income of $531 million, or $1.24 per fully diluted share, compared to first quarter ended March 31, 2013 net income of $502 million, or $1.17 per fully diluted share. Excluding transaction charges of $57 million pre-tax, second quarter 2013 net income was $568 million, or $1.33 per fully diluted share.

The Company’s revenues for the second quarter of 2013 were $5.60 billion, which improved six percent from the first quarter of 2013 and 18 percent from the second quarter of 2012. Operating profit for the second quarter of 2013 was $826 million, or 14.7 percent of sales, excluding transaction charges.

Backlog for capital equipment orders for the Company’s Rig Technology segment was at a historic record level of $13.95 billion as of June 30, 2013, up eight percent from the end of the first quarter of 2013 and up 24 percent from the end of the second quarter of 2012. New orders during the quarter were $3.15 billion, reflecting continued strong demand for oilfield equipment.

Pete Miller, Chairman and CEO of National Oilwell Varco, remarked, “The second quarter of 2013 marked another solid quarter for NOV. Despite seasonal slowdowns in Canada and a challenging US market, the Company produced sequential gains in revenues and earnings, which were largely driven by strong revenues out of backlog, and significant international growth within our Petroleum Services & Supplies and Distribution & Transmission segments. The Company also ended the quarter with an all-time record backlog of capital equipment, as orders for new floaters and jackups continued at a strong pace, and orders for our floating production equipment more than doubled from the first quarter. In addition to our solid operating results, we are also proud to have doubled our regular dividend in the second quarter, further demonstrating our commitment to return more cash to our shareholders. As we move through the second half of 2013, we look forward to continued demand for our offshore drilling and floating production equipment, a gradual rebound in Canada, and continued growth from our other international operations.”

Rig Technology

Second quarter revenues for the Rig Technology segment were $2.83 billion, an increase of eight percent from the first quarter of 2013 and an increase of 18 percent from the second quarter of 2012. Operating profit for this segment was $587 million, or 20.7 percent of revenue. Operating profit flow-through (change in operating profit divided by the change in revenue) was 15 percent sequentially and four percent from the second quarter of 2012 to the second quarter of 2013. Revenue out of backlog for the segment increased seven percent sequentially and increased 17 percent year-over-year, to $2.12 billion for the second quarter of 2013.

Petroleum Services & Supplies

Revenues for the second quarter of 2013 for the Petroleum Services & Supplies segment were $1.75 billion, up three percent compared to first quarter 2013 results and down two percent from the second quarter of 2012. Operating profit was $304 million, or 17.4 percent of revenue, a decrease of two percent from the first quarter of 2013. Double-digit percentage growth in international markets, combined with a full quarter contribution from Robbins & Myers, was partly offset by second quarter seasonal declines in Canada.

Distribution & Transmission

The Distribution & Transmission segment generated second quarter revenues of $1.30 billion, which were up six percent from the first quarter of 2013 and up 66 percent from the second quarter of 2012 (due mostly to previously disclosed mergers completed in 2012). Second quarter operating profit was $71 million or 5.5 percent of revenue, up nine percent from the first quarter of 2013 and up 31 percent from the second quarter of 2012. Sequential flow-through was nine percent, and year-over-year flow-through was three percent. Strong international sales, and a full quarter contribution from Robbins & Myers, fully offset the seasonal break-up declines in Canada.

The Company has scheduled a conference call for July 30, 2013, at 8:00 a.m. Central Time to discuss second quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,327	$3,319
Receivables, net	4,424	4,320
Inventories, net	6,083	5,891
Costs in excess of billings	1,448	1,225
Deferred income taxes	360	349
Prepaid and other current assets	579	574

Total current assets	15,221	15,678
Property, plant and equipment, net	3,210	2,945
Deferred income taxes	395	413
Goodwill	8,997	7,172
Intangibles, net	5,305	4,743
Investment in unconsolidated affiliates	357	393
Other assets	108	140

	$33,593	$31,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,232	$1,200
Accrued liabilities	2,681	2,571
Billings in excess of costs	1,159	1,189
Current portion of long-term debt and short-term borrowings	—	1
Accrued income taxes	248	355
Deferred income taxes	299	333

Total current liabilities	5,619	5,649
Long-term debt	4,120	3,148
Deferred income taxes	2,458	1,997
Other liabilities	445	334

Total liabilities	12,642	11,128

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 427,402,817 and 426,928,322 shares issued and outstanding at June 30, 2013 and December 31, 2012	4	4
Additional paid-in capital	8,805	8,743
Accumulated other comprehensive income (loss)	(201)	107
Retained earnings	12,251	11,385

Total Company stockholders’ equity	20,859	20,239
Noncontrolling interests	92	117

Total stockholders’ equity	20,951	20,356

	$33,593	$31,484

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Revenue:
Rig Technology	$2,833	$2,405	$2,628	$5,461	$4,664
Petroleum Services & Supplies	1,749	1,776	1,701	3,450	3,480
Distribution & Transmission	1,295	780	1,227	2,522	1,344
Eliminations	(276)	(227)	(249)	(525)	(451)

Total revenue	5,601	4,734	5,307	10,908	9,037
Gross profit	1,320	1,321	1,287	2,607	2,592
Gross profit %	23.6%	27.9%	24.3%	23.9%	28.7%
Selling, general, and administrative	494	414	471	965	804
Other costs	57	28	73	130	35

Operating profit	769	879	743	1,512	1,753
Interest and financial costs	(30)	(9)	(28)	(58)	(17)
Interest income	3	3	3	6	6
Equity income in unconsolidated affiliates	15	19	19	34	36
Other income (expense), net	13	(5)	(13)	—	(18)

Income before income taxes	770	887	724	1,494	1,760
Provision for income taxes	239	285	224	463	554

Net income	531	602	500	1,031	1,206
Net income (loss) attributable to noncontrolling interests	—	(3)	(2)	(2)	(5)

Net income attributable to Company	$531	$605	$502	$1,033	$1,211

Net income attributable to Company per share:
Basic	$1.25	$1.42	$1.18	$2.42	$2.85

Diluted	$1.24	$1.42	$1.17	$2.41	$2.84

Weighted average shares outstanding:
Basic	426	425	426	426	424

Diluted	428	427	428	428	426

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Revenue:
Rig Technology	$2,833	$2,405	$2,628	$5,461	$4,664
Petroleum Services & Supplies	1,749	1,776	1,701	3,450	3,480
Distribution & Transmission	1,295	780	1,227	2,522	1,344
Eliminations	(276)	(227)	(249)	(525)	(451)

Total revenue	$5,601	$4,734	$5,307	$10,908	$9,037

Operating profit:
Rig Technology	$587	$571	$557	$1,144	$1,122
Petroleum Services & Supplies	304	393	311	615	781
Distribution & Transmission	71	54	65	136	97
Unallocated expenses and eliminations	(136)	(111)	(117)	(253)	(212)

Total operating profit (before other costs)	$826	$907	$816	$1,642	$1,788

Operating profit %:
Rig Technology	20.7%	23.7%	21.2%	20.9%	24.1%
Petroleum Services & Supplies	17.4%	22.1%	18.3%	17.8%	22.4%
Distribution & Transmission	5.5%	6.9%	5.3%	5.4%	7.2%
Other unallocated	—	—	—	—	—

Total operating profit % (before other costs)	14.7%	19.2%	15.4%	15.1%	19.8%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED EBITDA RECONCILIATION EXCLUDING OTHER COSTS (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Reconciliation of EBITDA excluding other costs (Note 1):
GAAP net income attributable to Company	$531	$605	$502	$1,033	$1,211
Provision for income taxes	239	285	224	463	554
Interest expense	30	9	28	58	17
Depreciation and amortization	190	157	174	364	305

EBITDA	990	1,056	928	1,918	2,087
Other costs:
Transaction costs	57	28	65	122	35
Devaluation costs	—	—	8	8	—

EBITDA excluding other costs (Note 1)	$1,047	$1,084	$1,001	$2,048	$2,122

Note 1: EBITDA means earnings before taxes, interest, depreciation, amortization, and other costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:     National Oilwell Varco, Inc.

Jeremy Thigpen, (713) 346-7301

Jeremy.Thigpen@nov.com